PORTLAND GENERAL ELECTRIC COMPANY
                  JUNIOR SUBORDINATED DEBENTURES

                      UNDERWRITING AGREEMENT



                                          October 3, 1995


 Goldman Sachs & Co.
 Merrill Lynch, Pierce, Fenner & Smith Incorporated
 Smith Barney Inc.
 c/o Goldman, Sachs & Co.
     85 Broad Street
     New York, New York  10004

 Dear Sirs:

      PORTLAND GENERAL ELECTRIC COMPANY, an Oregon corporation (the "Company") confirms its agreement with you and each of the Underwriters named in Schedule A attached hereto (which term shall also include any underwriter substituted as hereinafter in Section 8 provided), with respect to the sale by the Company as set forth in Section 2 and the purchase by the Underwriters, acting severally and not jointly, of the aggregate principal amount of 8 1/4 %
  Quarterly Income Debt Securities (QUIDS) (Junior Subordinated Deferrable Interest Debentures, Series A) of the Company (the "Debentures") set forth opposite their names in Schedule A. The Debentures will be issued under and secured by the Company's Indenture dated as of September 1, 1995 to The Bank of New York, as Trustee (the "Original Indenture"), as amended and supplemented by the supplemental indenture thereto (the "Supplemental
 Indenture") dated as of October 1, 1995, executed and delivered by the Company to the Trustee (the Original Indenture, as supplemented by the Supplemental
  Indenture, being sometimes hereinafter referred to collectively as the "Indenture"). The Debentures are to mature December 31, 2035 and are to bear interest at the rate set forth in the title thereof from October 10, 1995.
  The Debentures are otherwise to conform to the description thereof to be contained in the Supplemental Prospectus relating to the Debentures referred to in Section 1(a) hereof and to the provisions of the Indenture and the Supplemental Indenture, a form of which Supplemental Indenture has been filed as an exhibit to the Registration Statement referred to below. No amendment to said form of Supplemental Indenture is to be made prior to the Closing Date hereinafter referred to unless said amendment is first approved by you.



      1.    REPRESENTATIONS   AND  WARRANTIES  OF  THE  COMPANY.   The  Company
 represents and warrants to each Underwriter that:

            (a) A registration statement (File No. 33-62549) on Form S-3 with respect to the Debentures, including a preliminary prospectus, copies of which have heretofore been delivered to you, has been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the "Act"), the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), and the Rules and Regulations of the Securities and Exchange Commission (the "Commission") under such Act, and has been filed with and declared effective by the Commission. The Company will file with or mail for filing to the Commission a supplemental prospectus relating to the Debentures pursuant to Rule 424 under the Act. The registration statement when it became effective and as it may be amended as of the date of this Agreement is hereafter referred to as the "Registration Statement" and such supplemented prospectus including all documents incorporated therein by reference is hereafter referred to as the "Prospectus." If the Company files any documents pursuant to Section 13 or 14 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") after the time the Registration Statement became effective and prior to the termination of the offering of the Debentures by the Underwriters, which documents are deemed to be incorporated by reference in the Prospectus, the term "Prospectus", unless the context otherwise indicates or requires, shall refer to said Prospectus as supplemented by the documents so filed from and after the time said documents are filed with the Commission.

            (b)   The   Commission  has  not  issued  an  order  preventing  or
      suspending the use of any prospectus relating to the Debentures, and when the Registration Statement became effective and the Prospectus is filed with the Commission and at all times subsequent thereto up to and at the Closing Date (as hereinafter defined), (i) the Registration Statement and the Prospectus and any amendment or supplement thereto will contain all statements which are required to be stated therein by the Act, the Trust Indenture Act and the Rules and Regulations of the Commission thereunder and will in all respects conform to the requirements of such Act and such Rules and Regulations and (ii) neither the Registration Statement nor the Prospectus nor any amendment or supplement thereto will include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; PROVIDED, HOWEVER, that the Company makes no representations or warranties as to information contained in or omitted from the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon, and in conformity with, written information furnished to the Company by either of you expressly for use in the preparation thereof.

            (c) The documents incorporated by reference in the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Act or Exchange Act, as applicable, and the Rules and Regulations of the
      Commission thereunder, and any further documents so filed and incorporated by reference will, when they become effective or are filed with the Commission, as the case may be, conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the Rules and Regulations of the Commission thereunder; and none of such documents contained or will contain an untrue statement of a material fact or omitted or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, PROVIDED, HOWEVER, that this representation and warranty shall not apply to any statements or omissions made in reliance upon, and in conformity with, written information furnished to the Company by either of you expressly for use therein.

            (d) The Company and each of its active subsidiaries have been duly incorporated and are validly existing as corporations in good standing under the laws of the respective jurisdictions of their incorporation, with power and authority (corporate and other) to own their respective properties and conduct their respective businesses as described in the Prospectus; and each of the Company and such subsidiaries is duly qualified to do business as a foreign corporation in each jurisdiction in which the character of the properties owned or leased by it or, to the Company's knowledge, the nature of the business it transacts makes such qualification necessary.

            (e) The Company and each of its active subsidiaries have valid and sufficient grants, franchises, miscellaneous permits and easements, free from unduly burdensome restrictions, adequate for the conduct of their respective businesses in the territories in which they are now conducting such businesses and the ownership of the respective properties now owned by them and, except as otherwise set forth  in  the Prospectus,
      there are no legal or governmental proceedings pending or, to the Company's knowledge, threatened which might result in a material modification, suspension or revocation thereof.

            (f) Subsequent to the respective dates as of which information is given in the Registration Statement and Prospectus and prior to the Closing Date, and except as contemplated in the Prospectus, (i) the Company has not incurred or will not have incurred any material liabilities or obligations, direct or contingent, or entered into any material transaction, not in the ordinary course of business, (ii) there has not been and will not have been any material change in the capital stock or funded debt of the Company or any material adverse change in the financial position or results of operations of the Company and its subsidiaries taken as a whole, and (iii) no material adverse legal or governmental proceedings affecting the Company or the transactions contemplated hereby have been or will have been instituted or, to the Company's knowledge, threatened.

            (g) On the Closing Date, the Debentures will have been duly authorized, executed and authenticated and, when issued and delivered hereunder, will constitute valid and legally binding obligations of the Company entitled to the benefits provided by the Indenture and will conform to the description thereof contained in the Prospectus; and the execution and delivery of, and compliance with this Agreement, the Debentures and the Indenture will not conflict with or constitute a breach of or default under the Articles of Incorporation or Bylaws of the Company, any indenture, mortgage, deed of trust or other agreement or instrument by which the Company is or at the Closing Date will be bound, or any law, administrative regulation or court decree.

            (h) In the opinion of counsel for the Company, the Company is a "subsidiary company" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended (the "PUHCA"), which holding company is exempt from application of all provisions of the PUHCA except Section 9(a)(2) thereof.

      2. PURCHASE AND SALE OF DEBENTURES. Upon the basis of the representations and warranties and upon the terms and conditions herein set forth, the Company agrees to sell to each of you, severally and not jointly, and each of you, upon the basis of the representations and warranties herein contained and subject to the conditions hereinafter stated, agrees to purchase from the Company, severally and not jointly, the principal amount of
  Debentures set forth opposite your name in Schedule A hereto at a purchase price of 96.85% of the principal amount thereof.

      3.    OFFERING BY UNDERWRITERS.   The Company is advised by you that each
 of you, severally, propose to offer the Debentures to the public as soon as in your judgment is advisable.

      4. DELIVERY AND PAYMENT. The Debentures to be purchased by each Underwriter hereunder will be represented by one or more definitive global Debentures in book-entry form which will be deposited by or on behalf of the Company with The Depositary Trust Company ("DTC") or its designated custodian.
  The Company will deliver the Debentures to the Representatives, for the account of each Underwriter, against payment by or on behalf of such
 Underwriter of the purchase price therefor by certified or official bank check or checks (or as otherwise agreed by the Company and the Representatives), payable to the order of the Company in New York Clearing House (next day)
  funds, by causing DTC to credit the Debentures to the account of the Representatives at DTC. The Company will cause the certificates representing the Debentures to be made available to Goldman, Sachs & Co. for checking at least twenty-four hours prior to the Time of Delivery (as defined below) at the office of DTC or its designated custodian (the "Designated Office"). The time and date of such delivery and payment shall be 9:30 a.m., New York

 City
 time, on October 10, 1995 or such other time and date  as Goldman, Sachs & Co.
  and the Company may agree upon in writing. Such time and Date are herein called the Time of Delivery."

      Unless otherwise agreed to by the Company and the Representatives, the documents to be delivered at the time of Delivery by or on behalf of the parties hereto pursuant to Section 5 hereof, including the cross receipt for the Debentures and any additional documents requested by the Underwriters pursuant to Section 5(h) hereof, will be delivered at the offices of Morgan, Lewis & Bockius LLP, 101 Park Avenue, New York, New York 10178 (the "Closing Location"), and the Debentures will be delivered at the Designated Office, all at the Time of Delivery. Unless otherwise agreed to by the Company and the Representatives, a meeting will be held at the Closing Location at 3:00 p.m.,
  New York City time, on the New York Business Day next preceding the Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 4, "New York Business Day" shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York City are generally authorized or obligated by law or executive order to close.

      5. CONDITIONS TO UNDERWRITERS' OBLIGATIONS. Your several obligations hereunder are subject to the accuracy of the representations and warranties on the part of the Company herein at and as of the date hereof and at and as of the Closing Date, to the accuracy of the statements of Company officers made pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

            (a) No stop order suspending the effectiveness of the Registration Statement shall be in effect at the Closing Date; no proceedings for that purpose shall be pending before or threatened by the Commission at the Closing Date; any request for additional information on the part of the Commission (to be included in the Registration Statement or the Prospectus or otherwise) shall have been complied with to the satisfaction of Morgan, Lewis & Bockius LLP, counsel for the Underwriters; subsequent to the execution of this Agreement, the rating assigned by any nationally recognized securities rating agency to any debt securities or preferred stock of the Company as of the date of this Agreement shall not have been lowered at or before the Closing Date; and no amendment or supplement to the Registration Statement or Prospectus shall have been filed hereafter to which you shall have objected, in writing, after having received reasonable notice.

            (b) The legality and sufficiency of all proceedings relative to the authorization and issuance of the stock shall have been approved by Steven F. McCarrel, Deputy General Counsel of the Company and you shall have received his opinion or opinions, dated the Closing Date, and in form satisfactory to counsel for the Underwriters, to the effect that:

                  (i) The Company is a corporation duly organized and validly existing and in good standing under the laws of the State of Oregon and is duly qualified to do business as a foreign corporation in the States of Arizona, California, Washington and Montana and the District of Columbia, with power and authority (corporate and other) to own its properties and operate its business, and neither the character of the properties owned by it nor the nature of the business it transacts makes necessary its licensing or qualification as a foreign corporation in any other state or jurisdiction;

                  (ii) The Company's subsidiaries have each been duly organized and are validly existing and in good standing under the laws of the states or jurisdictions in which they have been organized, with power and authority (corporate and other) to own their
            respective  properties  and   to  operate  their  respective
            businesses, and each of such corporations is duly qualified to do business as a foreign corporation in each jurisdiction in which the character of the properties owned or leased by it or the nature of the business it transacts makes such qualification necessary;

                  (iii) The Company and each of such active subsidiaries have valid and sufficient grants, franchises, miscellaneous permits and easements free from unduly burdensome restrictions, adequate for the conduct of their respective businesses in the territories in which they are now conducting such businesses and the ownership of the respective properties now owned by them;

                  (iv) All material contracts to which the Company is a party and which are described or referred to in the Prospectus are valid and legally binding contracts of the Company, and, except as the validity thereof may be the subject of litigation referred to in the Prospectus, to the best of such counsel's knowledge, of the other parties thereto;

                  (v) All authorizations, approvals, consents or other orders of any governmental authority or agency required in connection with the authorization, issuance and sale of the Debentures by the Company pursuant to this Agreement have been obtained and continue in full force and effect;

                  (vi) The Indenture has been duly authorized, executed and delivered, has been duly qualified under the Trust Indenture Act, and constitutes a valid and legally binding instrument in accordance with its terms, except as limited by bankruptcy, insolvency, fraudulent conveyance, reorganization or other similar laws relating to or affecting the enforcement of creditors' rights generally and general equitable principles (whether considered in a proceeding in equity or at law);

                  (vii) The Debentures are in due and proper form, have been duly and validly authorized and executed by the Company and, when authenticated and delivered in accordance with the Indenture and paid for by the purchasers thereof in accordance with this Agreement, will constitute valid and legally binding agreements of the Company enforceable in accordance with their respective terms, except as limited by bankruptcy, insolvency, fraudulent conveyance, reorganization or other similar laws relating to or affecting the enforcement of creditors' rights generally and general equitable principles (whether considered in a proceeding in equity or at law); the Debentures have been listed (subject to official notice of issuance) on the New York Stock Exchange;

                  (viii) The Debentures and the Indenture conform to the descriptions thereof contained in the Registration Statement and Prospectus and the statements in the Registration Statement and Prospectus, recited therein as having been prepared or reviewed by such counsel, are true and correct;

                  (ix) This Agreement has been duly authorized, executed and delivered by the Company;

                  (x) The Registration Statement has become effective under the Act, and, to the best of the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement is in effect and no proceedings for that purpose are pending before or threatened by the Commission, and the Registration Statement and Prospectus, and any amendment or supplement thereto (except as to financial statements and other financial data contained therein, as to which such counsel need express no opinion) comply as to form in all material respects with the applicable requirements of the Act, the Trust Indenture Act and the Rules and Regulations of the Commission under such Acts; and such counsel does not believe that at the date hereof or at the Closing Date either the Registration Statement or the Prospectus, or any such amendment or supplement, contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading;

                  (xi) The descriptions in the Registration Statement and Prospectus of statutes, legal and governmental proceedings, and contracts and other documents are, to the best of the knowledge of such counsel, accurate and fairly present the information required to be shown therein; and such counsel does not know of any legal or governmental proceedings required to be described in the Prospectus which are not described as required or any contracts or documents of a character required to be described in the Registration
            Statement or Prospectus or to be filed as exhibits to the Registration Statement which are not described or filed as required;

                  (xii) The execution and delivery of, and compliance with, this Agreement, the Debentures and the Indenture will not conflict with or constitute a breach of or default under the Articles of Incorporation or Bylaws of the Company, any indenture, mortgage, deed of trust or other agreement or instrument known to such counsel by which the Company is bound, or any applicable law, or to the best of his knowledge, any administrative regulation or court decree; and

                  (xiii) The Company is a "subsidiary company" of a "holding company" within the meaning of the PUHCA, which holding company is exempt from application of all provisions of the PUHCA except
            Section 9(a)(2) thereof.

      In rendering such opinion counsel may rely as to matters involving the laws of any jurisdiction other than the State of Oregon, upon the opinion or opinions of such local counsel as shall be acceptable to you and counsel for the Underwriters; and with respect to the opinions contemplated by clauses (i)
  and (ii) of paragraph (b) of this Section 5, upon advices from public officials as to the good standing of the Company and its subsidiaries.

            (c) You shall have received from Morgan, Lewis & Bockius LLP, counsel for the Underwriters, such opinion or opinions, dated the Closing
 Date, with respect to the validity of the Debentures, the Indenture, including the Supplemental Indenture, the Registration Statement, the Prospectus and other related matters as you may require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

      In giving the opinions contemplated by paragraph (c) of this Section 5, counsel may rely on certificates of responsible officers of the Company as to matters of fact and upon advice from state authorities as to the good standing of the Company and its subsidiaries.

            (d) You shall have received a certificate, dated the Closing Date, signed by the Chairman, President or any Vice President and the
 Treasurer or any Assistant Treasurer or the Controller of the Company, to the effect that, to the best of their knowledge:

                  (i) No stop order suspending the effectiveness of the Registration Statement is in effect and no proceedings for such purpose are pending before or threatened by the Commission;

                  (ii) Since the respective dates as of which information is given in the Registration Statement and the Prospectus as supplemented on the date of this Agreement, there has not been any material adverse change in the condition of the Company and its subsidiaries, financial or otherwise, or in the results of operations of the Company and its subsidiaries, except as reflected in or contemplated by the Registration Statement and the Prospectus as supplemented on the date of this Agreement, and that except as so reflected or contemplated since such dates there has not been any material transaction entered into by the Company or any of its subsidiaries, other than transactions in the ordinary course of business;

                  (iii) The Company does not have any material contingent obligations which are not disclosed in the Registration Statement and the Prospectus;

                  (iv) The representations and warranties of the Company herein are true and correct in all material respects at and as of the Closing Date; and

                  (v)    The  Company  has  performed  all  agreements   herein
      contained to be performed on its part at or prior to the Closing Date.

            (e) You shall have received on the date hereof and on the Closing Date, from Arthur Andersen LLP, letters in form and substance satisfactory to you.

            (f) All approvals and consents of the Public Utility Commission of Oregon required for the valid issuance and sale of the Debentures by the Company in accordance with the provisions of this Agreement shall have been obtained.

            (g) Prior to the Closing Date and subsequent to the date of this Agreement, the Company shall not have sustained a substantial loss by fire, flood, accident or other calamity which, whether or not such loss shall have been insured, nor shall any regulatory authority having jurisdiction over the Company have made any materially adverse determination not described in the
  Prospectus which, in any of the above events, in your judgment renders it inadvisable to proceed with the delivery of the Debentures.

            (h) The Company shall have furnished to you, in form and substance satisfactory to you and to counsel for the Underwriters, such other certificates and opinions as you may reasonably request with respect to the matters contemplated herein.

            (i) Subsequent to the date of this Agreement, (i) trading on the New York Stock Exchange shall not have been suspended or limited by the New
  York Stock Exchange, Inc. or by order of the Commission or any other governmental authority having jurisdiction nor shall a general banking moratorium have been declared by Federal or New York authorities; (ii) there shall not have been any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (iii) there shall not have been an outbreak or escalation of hostilities between the United States and any foreign power, or of any other insurrection or armed conflict involving or affecting the United States, or any substantial national or international calamity or emergency, if in your judgment, the effect of any such outbreak, escalation, insurrection, conflict, calamity or emergency makes it impractical or inadvisable to proceed with completion of the delivery of the Debentures;
 (iv) the rating assigned by any nationally recognized securities rating agency to any debt securities or preferred stock of the Company shall not have been lowered; or (v) except as set forth in the Prospectus first filed pursuant to
  Rule 424 under the Act after the date hereof, there shall not have been any material adverse change in the condition or prospects of the Company and its subsidiaries as a whole, financial or otherwise which, in any case, in your judgment, renders it inadvisable to proceed with delivery of the Debentures.

      All such opinions, certificates, letters and documents shall be deemed to be in compliance with the provisions hereof only if they are in all material respects satisfactory to you and your counsel.

      In case any of the conditions specified above in this Section 5 shall not have been fulfilled at the Closing Date, you may waive the compliance by the
  Company with any such condition, by mailing or delivering written notice thereof to the Company.

      If any condition of the Underwriters' obligations hereunder to be satisfied on or prior to the Closing Date is not so satisfied, you may terminate this Agreement without liability on the part of any Underwriter or of the Company, except for the expenses to be paid or reimbursed by the Company pursuant to Section 6(h) hereof and except for any liability under
 Section 8 hereof.

      6.    COVENANTS  BY  THE  COMPANY.   In  further  consideration   of  the
  agreements by the Underwriters herein contained, the Company covenants as follows:

            (a) To file no amendment to the Registration Statement and, prior to the completion of the offering of the Debentures to make no supplement to the Prospectus, including the initial supplement to the Prospectus which is filed pursuant to Rule 424 under the Act referred to in Section 1(a) hereof, of which you have not been advised and furnished with a copy or to which you have promptly and reasonably objected, and to advise you as soon as the Company is advised thereof, and to confirm the advice in writing, (i) of any request of the Commission for amendment or supplementation of the Registration Statement or Prospectus or for additional information relating thereto and (ii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any amendment to the Registration Statement, or of the initiation or threat of initiation of any proceedings for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order or to obtain as soon as possible the lifting thereof, if issued. The Company will advise you promptly of any order or communication of any public authority addressed to the Company suspending or threatening to suspend qualification of the Debentures for sale in any state. The Company will file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering and sale of the Debentures.

            (b) To deliver without charge to each of you a signed copy of the Registration Statement as filed and all amendments thereto with exhibits, and to deliver without charge to each of you and any other Underwriter such reasonable number of copies as you may request of the Registration Statement and all amendments thereto excluding exhibits.

            (c) Prior to 10:00 a.m., New York City time, on the New York Business day next succeeding the date of this Agreement and from time to time, to deliver without charge to you, during such period as in the opinion of counsel for the Underwriters a prospectus is required by law to be delivered in connection with sales, so many copies of the Prospectus in New York City (as supplemented or amended if the Company shall have prepared any supplement or amendment thereto) as you may reasonably request.

            (d) To prepare forthwith and deliver without charge to each of you and to the dealers (whose names and addresses you will furnish to the Company for such purpose) to whom Debentures may have been sold by or on behalf of any of the Underwriters, and upon your request to any other dealers, for such period as in the opinion of counsel for the
      Underwriters a prospectus is required by law to be delivered in connection with sales, such amendments or supplements to the Prospectus that the statements in the Prospectus as so amended or supplemented will not be misleading in the light of the circumstances under which they are made if any event shall occur as a result of which it is necessary so to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances under which they are made, not misleading; and to prepare and furnish to you upon your request, in such quantities as you may reasonably request, copies of any prospectus or prospectuses as may be necessary to permit compliance with Section 10(a)(3) of the Act.

            (e) To use its best efforts upon your request to qualify the Debentures for offer and sale under the securities or Blue Sky laws of such jurisdictions as you may designate, and to pay the costs and fees incident thereto and to the preparation by counsel for the Underwriters of memoranda as to the status of the Debentures under the securities or Blue Sky laws of certain jurisdictions and as to the eligibility of the Debentures for investment under certain state laws; provided that the Company shall not be required for this purpose to qualify as a foreign corporation in any state or to consent to service of process in any jurisdiction otherwise than in connection with the offer and sale of the Debentures.

            (f) To furnish to you with reasonable promptness during a period of five years from the date hereof (i) audited annual balance sheets and audited annual statements of income and retained earnings of the Company and its subsidiaries consolidated, (ii) quarterly statements of income for each of the first three fiscal quarters of the Company and its subsidiaries consolidated (which need not be audited), (iii) a copy of each report of the Company mailed to stockholders or filed with the Commission, and (iv) such other information concerning the Company as you may reasonably request.

            (g) To prepare earnings statements, which need not be audited, that will satisfy the requirements of Section 11(a) of the Act, covering
      (i) a twelve-month period beginning not later than fourteen months after the beginning of the fiscal quarter next commencing after the effective date of the Registration Statement or if such fiscal quarter is the first fiscal quarter in a fiscal year, fifteen months after the beginning of such fiscal quarter and (ii) a twelve-month period beginning not later than the first day of the Company's fiscal quarter next following the date of this Agreement and make such earnings statements generally available to the Company's security holders as soon as practicable.

            (h) To pay all costs and expenses incident to the performance of its obligations under this Agreement, including all expenses incident to the preparation of certificates representing the Debentures and their issuance and delivery, the fees and expenses of the Company's counsel and accountants, the costs and expenses incident to the preparation, printing and filing of the Registration Statement (including all exhibits thereto), this Agreement and the cost of furnishing to the Underwriters copies of the Registration Statement and the Prospectus. The Company shall also pay any fee charged by a rating agency in connection with its rating of the Debentures and any fees payable in connection with the listing of the Debentures on an exchange. The Company shall not, however, be required to pay for any of your expenses or those of any of the other Underwriters other than as hereinabove set forth except as provided in
      Section 8 hereof.

            (i) To use all reasonable efforts to comply with, or cause to be complied with, the conditions precedent to the several obligations of the Underwriters specified in Section 5 hereof.

            (j) To refrain from and after the date hereof to the Closing Date, without your prior consent, from offering or selling, or entering into any agreement to sell, any debt securities of the Company with a maturity of more than one year, including additional Debentures of the Company.

      7. INDEMNIFICATION. (a) The Company agrees to indemnify and hold harmless each of the Underwriters and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act, from and against any and all losses, claims, damages, liabilities or expenses (including the reasonable costs of investigation) to which, jointly or severally, such
 Underwriter or such controlling person may become subject under the Act, or otherwise, insofar as any such loss, claim, damage, lability or expense (or actions with respect thereto) arises out of or is based on any untrue statement or alleged untrue statement of a material fact contained in the
 Registration Statement or the Prospectus, or any amendment or supplement thereto, or arises out of or is based on the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or expenses arise out of or are based upon any such untrue statement or omission or alleged untrue statement or omission made in reliance upon information furnished herein or in writing to the Company by any of you or by any other Underwriter through you, expressly for use therein.

            (b) Each Underwriter agrees to indemnify and hold harmless the Company, its directors, its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Act from and against any and all losses, claims, damages, liabilities or expenses (including the reasonable costs of investigation) to which, jointly or severally, the Company or such controlling person may become subject under the Act, or otherwise, insofar as any such loss, claim, damage, liability or expense (or actions with respect thereto) arises out of or is based on any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arises out of or is based on the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, which untrue statement or omission or alleged untrue statement or omission was made in reliance upon information furnished herein or in writing to the Company by any of you or by any other Underwriter through you, expressly for use therein.

            (c) The Company agrees that upon the commencement of any action against it, any of its directors or officers who signed the Registration
 Statement, or any person controlling  it  as  aforesaid,  and each Underwriter agrees that upon the commencement of any action against it or any person controlling it as aforesaid, in respect of which indemnity may be sought on account of any indemnity agreement contained herein, it will promptly give written notice of the commencement thereof to the party or parties against whom indemnity shall be sought, but the omission so to notify such indemnifying party or parties of any such action shall not relieve such indemnifying party or parties from any liability which it or they may have to the indemnified party or parties otherwise than on account of such indemnity agreement. In case such notice of any such action shall be so given, such indemnifying party or parties shall be entitled to participate at its or their own expense in the defense or, if it or they so elect, to assume the defense of such action with counsel chosen by such indemnifying party or parties and satisfactory to the indemnified party or parties who shall be defendant or defendants in such action, unless such indemnified party or parties reasonably object to such assumption on the ground that there may be legal defenses available to it or them which are different from or in addition to those available to such indemnifying party or parties. If the indemnifying party or parties shall not assume the defense of such action, such indemnifying party or parties will reimburse such indemnified party or parties for the reasonable fees and expenses of any counsel retained by them. If the indemnifying party or parties shall elect to assume the defense and the indemnified party or parties shall not have so objected thereto, such indemnified party or parties shall bear the fees and expenses of any additional counsel retained by them. In no event shall the indemnifying party or parties be liable for the fees and expenses of more than one counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.

            (d) If the indemnification provided for in this Section 7 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above  in  respect  of  any  losses,  claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities
  (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Debentures to which such loss, claim, damage or liability (or action in respect thereof) relates. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from such offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (d) where determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid and payable by an indemnified party as the result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

            (e) The agreements of the Company and of the Underwriters contained in this Section 7 and the representations and warranties of the
  Company set forth in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement pursuant to any provision hereof or otherwise, (ii) any investigation made by or on behalf of any Underwriter or controlling person or by or on behalf of the Company, its directors or any officer who signed the Registration Statement, or any controlling person, and (iii) acceptance and payment hereunder for any Debentures.

      8. TERMINATION. If an Underwriter shall fail (other than for a reason sufficient to justify the termination of this Agreement) to purchase on the
 Closing Date the principal amount of Debentures agreed to be purchased by such Underwriter, you may find one or more substitute underwriters to purchase such Debentures, make such other arrangements as you or they may deem advisable or the remaining Underwriters may agree to purchase such Debentures, in such proportions as may be approved by you

 (or those of you who shall not have so failed) in each case upon the terms herein set forth. If no such arrangements have been made within 24 hours after the Closing Date and

            (a) the aggregate principal amount of Debentures to be purchased by the defaulting Underwriter shall not exceed 10% of the aggregate principal amount of Debentures, each of the non-defaulting Underwriters shall be obligated to purchase such Debentures on the terms herein set forth in proportion to their respective obligations hereunder, or

            (b) the aggregate principal amount of Debentures to be purchased by the defaulting Underwriter shall exceed 10% of the aggregate principal amount of the Debentures, the Company shall be entitled to an additional period of 24 hours within which to find one or more substitute underwriters satisfactory to you (or to those of you who shall not have so failed) to purchase such Debentures upon the terms set forth herein.

      A substitute underwriter hereunder shall become an Underwriter for all purposes of this Agreement.

      In any such case, either you (or those of you who shall not have so failed) or the Company shall have the right to postpone the Closing Date for a period of not more than five business days in order that necessary changes and arrangements may be effected by you and the Company. If neither the non-defaulting Underwriter nor the Company shall make arrangements pursuant to this Section 8 within the period stated for the purchase of the Debentures which such defaulting Underwriter agreed to purchase, this Agreement shall terminate without liability on the part of the non-defaulting Underwriter to the Company and without liability on the part of the Company, except, in both cases, as provided in Section 7 and, in the event you (or to those of you who shall not have so failed) could have otherwise terminated this Agreement because of any failure on the part of the Company to comply with the terms or fulfill any conditions of this Agreement, as provided in Section 6(h) hereof and hereafter in this Section 8. The provisions of this Section 8 shall not in any way affect the liability of any defaulting Underwriter to the Company or the non-defaulting Underwriter arising out of such default.

      If the purchase of the Debentures by the Underwriters is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 8 or the occurrence of any event specified in clause (i),
 (ii) or (iii) of Section 5(i), the Company will reimburse the Underwriters for all out-of-pocket expenses (including fees and disbursements of counsel)
 reasonably incurred by them in connection with the offering of the Debentures.

      The Company shall be entitled to act and rely upon any request, consent, notice or agreement made or given by you.

      9. NOTICES. Except as otherwise provided herein, all communications hereunder shall be in writing, and, if sent to any of the Underwriters, shall be mailed, delivered or telecopied and confirmed to you, at c/o Goldman, Sachs & Co., 85 Broad Street, New York, New York 10004, attention of Registration Department, or, if sent to the Company, shall be mailed, delivered or telegraphed and confirmed to it at 121 S.W. Salmon Street, Portland, Oregon 97204, attention of Chief Financial Officer or at such other address as the Company shall furnish to you in writing.


 NY02/212938.2

      10. SUCCESSORS. This Agreement shall inure to the benefit of and be binding upon the successors of the several Underwriters and shall inure to the benefit of and be binding upon the successors of the Company. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person or corporation other than the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 7 hereof any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained; this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of the parties hereto and their respective successors and said officers and directors and controlling persons and for the benefit of no other person or corporation. The term "successors" shall not include any purchaser of Debentures merely because of such purchase.

      11.   NEW YORK LAW TO GOVERN.   This  Agreement  shall  be  construed  in
 accordance with the laws of the State of New York.

      12.   EFFECTIVENESS.   If  the  foregoing  is  in  accordance  with  your
 understanding of our agreement, kindly sign and return to us the enclosed duplicates hereof, whereupon it will become a binding agreement between the Company and the several Underwriters in accordance with its terms.

      13.   COUNTERPARTS.    This   Agreement   may  be  executed  in   several
 counterparts, each of which shall be an original and all of which shall constitute one in the same instrument

                                    Very truly yours,

                                    PORTLAND  GENERAL  ELECTRIC  COMPANY



                                    By ___/s/ Joseph M. Hirko____________
                                          Name:  Joseph M. Hirko
                                          Title:  Vice President and
                                             Chief Financial Officer

 The foregoing Agreement is hereby confirmed and accepted as of the date first above written.
 GOLDMAN, SACHS & CO.
 MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
 SMITH BARNEY INC.


 By: ____/s/ GOLDMAN, SACHS & CO.___________
     GOLDMAN, SACHS & CO.
     On behalf of the Underwriters



 NY02/212938.2

                                  SCHEDULE A



 UNDERWRITER                                           PRINCIPAL AMOUNT

 Goldman, Sachs & Co.                                    $17,167,500
 Merrill Lynch, Pierce, Fenner & Smith Incorporated       17,166,250
 Smith Barney Inc.                                        17,166,250
 Robert W. Baird & Co. Incorporated                          500,000
 J.C. Bradford & Co.                                         500,000
 Alex. Brown & Sons Incorporated                           1,125,000
 Crowell, Weedon & Co.                                       500,000
 Dain Bosworth Incorporated                                  500,000
 Dillon, Read & Co. Inc.                                   1,125,000
 Doft & Co., Inc.                                            500,000
 A.G. Edwards & Sons, Inc.                                 1,125,000
 Everen Securities, Inc.                                   1,125,000
 Fahnestock & Co. Inc.                                       500,000
 Interstate/Johnson Lane Corporation                         500,000
 Janney Montgomery Scott Inc.                                500,000
 Kennedy, Cabot & Co.                                        500,000
 Legg Mason Wood Walker, Incorporated                        500,000
 McDonald & Company Securities, Inc.                         500,000
 McGinn, Smith & Co., Inc.                                   500,000
 Morgan Keegan & Company, Inc.                               500,000
 The Ohio Company                                            500,000
 Olde Discount Corporation                                   500,000
 Oppenheimer & Co., Inc.                                   1,125,000
 Pacific Crest Securities                                    500,000
 PaineWebber Incorporated                                  1,125,000
 Piper Jaffray Inc.                                          500,000
 Prudential Securities Incorporated                        1,125,000
 Ragen MacKenzie Incorporated                                500,000
 Rauscher Pierce Refsnes, Inc.                               500,000
 Redwood Securities Group, Inc.                              500,000
 The Robinson-Humphrey Company, Inc.                         500,000
 Roney & Co.                                                 500,000
 SBC Capital Markets Inc.                                  1,125,000
 Sutro & Co. Incorporated                                    500,000
 Trilon International Inc.                                   500,000
 Tucker Anthony Incorporated                                 500,000
 U.S. Clearing Corp.                                         500,000
 Van Kasper & Company                                        500,000
 Wedbush Morgan Securities                                   500,000
 Wheat, First Securities, Inc.                               500,000

 Total ................................................. $75,000,000




 NY02/212938.2